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                                                                 EXHIBIT 10.60.1


                       SEPARATION AND RELEASE AGREEMENT


This Separation and Release Agreement ("Agreement") is entered into by and between Brian Sturgell ("Employee") and Novelis Inc. ("Novelis") as a result of the termination of the employee's employment relationship. In order to provide for an amicable separation of employment and to provide further assistance in Employee's transition from employment, Novelis has offered to Employee a separation incentive, and Employee has decided to accept the separation incentive.

1. SEPARATION DATE: The employee's employment relationship terminated on August 28, 2006 ("Separation Date").

2.   SEPARATION INCENTIVE: Novelis agrees to: (a) reimburse the Employee for
(i) closing fees and real estate commissions (grossed up for tax), and the physical move to South Carolina, but does not include the one month miscellaneous payment, and (ii) normal company treatment on Georgia home sale process, (b) amend the application of the Change of Control agreement to permit the 36 month Special Termination Indemnity payments to be paid in one full and final present value payment and (c) amend the application of the non-qualified Pension Plan for Officers to permit a one time present value payment as full and final settlement of this pension plan.

3. D&O COVERAGE: Employee is entitled, to the maximum extent legally permitted, to be indemnified by Novelis for all costs, charges and expenses Employee reasonably incurs in connection with any civil, criminal, administrative, investigative, or other proceeding to which Employee is subject due to Employee's association with Novelis and Novelis will make advances to Employee to cover such costs, charges and expenses on the condition that (a) Employee acted honestly and in good faith with a view to the best interests of the corporation and (b) in the case of a criminal or administrative proceeding that is enforced by a monetary penalty, Employee had reasonable grounds for believing that Employee's conduct was lawful. If either (a) or (b) in the preceding sentence is not true, then Employee must repay to Novelis Inc. or its insurance carrier any funds paid to Employee by Novelis or its insurance carrier for the costs, charges and expenses described in the preceding sentence. Paragraph 4 specifically does not apply to the costs, charges and expenses, if any, for which Employee is entitled to be indemnified under the paragraph 3. Employee is not aware of any such costs, charges, and expenses as of the date of this Agreement.

4. RELEASE: In consideration for the Separation Incentive described in paragraph 2, and except as specified in paragraph 3, Employee does hereby voluntarily waive, release, hold harmless, acquit and forever discharge
Novelis, its predecessors, parents, subsidiaries and affiliated companies, successors and assigns, and the past, present and future officers, directors, employees, representatives and agents from (i) any and all claims, charges, complaints, demands, damages, lawsuits, actions or causes of action he had, has or may have, known or unknown, and of any kind or description whatsoever, which arose prior to the execution of the Agreement; and (ii) any and all claims or legal action against Novelis in any way arising out of or in any way related to Employee's employment with Novelis (including any claim of which the Employee is not aware and those not mentioned in this paragraph 4); and (iii) any and all claims he had,
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has or may have under any possible legal, equitable, tort, contract, common law, public policy or statutory theory, arising under any federal, state or local law, rule, ordinance or regulation, including but not limited to, the Age Discrimination in Employment Act of 1967, the Civil Rights Act of 1866, the Civil Rights Act of 1991, Title VII of the Civil Rights Act of 1964, the Employee Retirement Income Security Act of 1974, and the Americans with Disabilities Act of 1990, all as amended to the date of this Agreement.

5. NONCOMPETE: Employee agrees that, during the term of his employment with Novelis, Employee has had global responsibilities that have given Employee access to Novelis' confidential and trade secret information and that are essential to maintaining Novelis' vendor and/or client relationships. Accordingly, Employee agrees that, for thirty six (36) months following the Separation Date, he will not, without the express written consent of Novelis, directly or indirectly work for, or provide services to, directly or indirectly (e.g., as an employee, independent contractor or consultant to a service provider), a direct competitor of Novelis in any role in which Employee could use Novelis' confidential or trade secret information and/or exploit Novelis' vendor and/or client relationships. For purposes of this Section 5, a "direct competitor" is any person engaged in the business of producing aluminum rolled products in the markets served by Novelis. The restriction on competition in this paragraph extends to all geographic areas serviced by Novelis during Employee's employment. Further, the restrictions on competition in this paragraph are intended only insofar as is reasonably necessary to protect Novelis and/or any of its affiliates from unfair competition and, if overbroad, should be reformed as reasonable. Further, Employee agrees that, in any action to enforce this paragraph, Employee shall not challenge the restrictions of this paragraph as overbroad and/or unenforceable.

6. ACKNOWLEDGMENT: By signing this Agreement and in connection with the release of any and all claims as set forth in paragraph 4, Employee and Novelis acknowledge, agree and represent that:

         (a) The execution of this Agreement shall not constitute any admission by Novelis that it has violated any federal, state or local statute, ordinance, rule, regulation or common law, or that Employee has any meritorious claims whatsoever against Novelis.

         (b) No promise or inducement has been offered to Employee, except as herein set forth;

         (c) This Agreement is being executed voluntarily and knowingly by Employee and Novelis without reliance upon any statements by others or their representatives concerning the nature or extent of any claims or damages or legal liability therefore;

         (d) This Agreement has been written in understandable language, and all provisions hereof are understood by Employee and Novelis;
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         (e)      Employee is advised, and has had an opportunity, to consult with an attorney of Employee's own choosing prior to executing this Agreement;

         (f) Employee will receive, pursuant to this Agreement, consideration in addition to anything of value to which the Employee is already entitled;

         (g) Employee has twenty-one (21) days from the receipt of this Agreement in which to decide whether to enter into this Agreement, sign it and return it to David Godsell at Novelis' Human Resource Department. The Employee may sign this Agreement and return it to David Godsell prior to the expiration of the 21-day period; and

         (h) Employee has the right to revoke this Agreement during the seven (7) day period by mailing a letter of revocation to David Godsell at the above address. Such a letter must be signed and received by Novelis no later than the seventh day after the date on which Employee signed the Agreement. This Agreement shall not become effective or enforceable until the seven (7) day revocation period expires.


7. ENTIRETY OF AGREEMENT: This Agreement contains the entire agreement among the parties hereto with respect to the subject matter hereof, with the sole exception being the severance letter previously provided to Employee, the terms of which are incorporated herein by reference. This Agreement may not be modified, except in writing signed by Employee and Novelis.

8. SEVERABILITY: If any term, condition, clause or provision of any paragraph of this Agreement shall be determined by a court of competent jurisdiction to be void or invalid as a matter of law, or for any other reason, then only that term, condition, clause or provision as is determined to be void or invalid shall be stricken from this Agreement and the remaining portions of such paragraph shall remain in full force and effect in all other respects.

IN WITNESS WHEREOF, Employee and Novelis have freely, voluntarily and knowingly executed this Agreement as of the day and year first written above.


/s/ Brian W. Sturgell                           /s/ David Godsell
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Employee                                        Novelis Inc.



   10/26/06                                     Oct. 26/06
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Date                                            Date



/s/ Ann Samuels Paterson                        /s/  Ann Samuels Paterson
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Witness                                         Witness